Exhibit 5.1

                       [LETTERHEAD OF JENKENS & GILCHRIST]

                                  July 30, 1999



USABanc.com, Inc.
1535 Locust Street
Philadelphia, Pennsylvania 19102

         Re:      USABanc.com, Inc. - Registration Statement on Form S-8

Gentlemen:

         We are counsel to USABanc.com, Inc., a Pennsylvania corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 30, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 300,000 shares (the "Shares") of the $1.00 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company pursuant to the USABanc.com, Inc. Employee Stock Purchase Plan between the Company and the signatories thereto (the "Plan") and the USABanc.com, Inc. Employee Savings Plan (the "Savings Plan") between the Company and the employees of the Company participating in the Savings Plan.

         You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and the Savings Plan, the reservation of 150,000 Shares to be issued pursuant to the Plan, and the issuance of the shares of Common Stock pursuant to the Plan and related matters;
(3) the Registration Statement and exhibits thereto, including the Plan and the Savings Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, as amended, the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

         (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan and the Savings Plan;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan and the Savings Plan; and

         (3) the consideration for the Shares issued pursuant to the Plan and the Savings Plan is actually received by the Company as provided in the Plan and exceeds the par value of such shares;

then, we are of the opinion that, the Shares issued or sold in accordance with the terms of the Plan and the Savings Plan will be duly and validly issued, fully paid and nonassessable.




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         The Company is a Pennsylvania corporation.  We are licensed to practice law only in Texas. For purposes of expressing the opinions herein, we have assumed, with your consent, that the law of the State of Texas is the same as the law of the Commonwealth of Pennsylvania with respect to the matters covered. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     Jenkens & Gilchrist,
                                                     A Professional Corporation


                                                     By:  /s/ Ronald J. Frappier
                                                          ----------------------
                                                          Ronald J. Frappier,
                                                          Authorized Signatory